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                                                                    EXHIBIT 10.1

[PERRIGO LOGO]

                                                                  TODD W. KINGMA
                                            Sr. Vice President & General Counsel
                                                          Direct: (269) 686-1941
                                                             Fax: (269) 673-1386


February 15, 2006

Ran Gottfried
64 Pinkas St., Apt. 231
62157 Tel-Aviv
Israel

Dear Ran:

Congratulations! I understand that Perrigo's Board of Directors has voted to appoint you to the Board subject to your execution of this letter agreement. Let me explain.

As you know, Mori Arkin designated you as a candidate for Perrigo's Board of Directors. He did so pursuant to a November 14, 2005 Nominating Agreement, as amended through September 10, 2005, (the "Agreement") between Perrigo Company and Mori. A copy of the Agreement, together with the amendments, is attached for your review.

Section 3 provides that Perrigo's obligation to nominate and recommend you as a Director is conditioned upon you executing and delivering to Perrigo a "written agreement to be bound by the terms of this Section 3." If you sign this letter, it will constitute the required agreement.

To that end, I would appreciate it if you would carefully read and review the Agreement, and Section 3 in particular, and acknowledge that you have read the Agreement and agree to be bound in all respects by the terms of Section 3(a) as if you were a party to the Agreement. If this is acceptable to you, you can provide that acknowledgement by signing and dating this letter on the space provided below and returning the signed and dated letter to me.

Obviously, I welcome you to contact me should you have any questions in this regard.

Sincerely,

/s/ Todd W. Kingma

Todd W. Kingma



Acknowledged and agreed:

/s/ Ran Gottfried
-------------------------
Name:  Ran Gottfried
Date:  February 16, 2006




515 Eastern Avenue
Allegan, Michigan 49010
(269) 673-8451